As filed with the Securities and Exchange Commission on May 28, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2215075
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512 (Address of Principal Executive Offices) (Zip Code)
NATIONAL PENN BANCSHARES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Glenn E. Moyer
President and Chief Executive Officer
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, PA 19512
(Name and address of agent for service)

(800) 822-3321
(Telephone number, including area code, of agent for service)

Copies to:

H. Anderson Ellsworth
Executive Vice President and Securities Law Compliance Director
National Penn Bank
Philadelphia and Reading Avenues
Boyertown, PA  19512

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock (without par value) (and associated Stock Purchase Rights) (3)	1,000,000 shares (with Rights)	$ 6.07	$6,070,000	$338.71

(1)
In accordance with Rule 416, this Registration Statement shall also register an indeterminate number of additional shares of the Registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(h)(1), based on the average of the high and low sale prices of the Common Stock on the Nasdaq Global Select Market tier of the Nasdaq Stock Market on May 26, 2009.

(3)	Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by National Penn Bancshares, Inc. (the “Registrant”) to register 1,000,000 additional shares of the Registrant’s common stock, without par value, (plus an indeterminate number of shares pursuant to Rule 416 of the Securities Act of 1933) issuable pursuant to the National Penn Bancshares, Inc. Employee Stock Purchase Plan, as amended (the “Plan”).  Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the previously filed registration statement on Form S-8 (File No. 333-27059), including all exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission on May 5, 1997.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.   Interests of Named Experts and Counsel.

Certain legal matters in connection with the Plan have been passed upon for the Registrant by H. Anderson Ellsworth, Executive Vice President and Securities Law Compliance Director of the Registrant.  As of May 26, 2009, Mr. Ellsworth owned, directly or indirectly, 28,188 shares of the Registrant’s common stock (including shares held in Mr. Ellsworth’s 401(k) account), options for 4,919 shares of the Registrant’s common stock and 2,754 shares of the Registrant’s common stock pursuant to restricted stock awards.

Item 8.    Exhibits.

4.1
Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit “A” thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).  (Incorporated by reference to Exhibit 4.1 to National Penn’s Report on Form 8-K, dated August 21, 1999, as filed on August 26, 1999.)

4.2
Articles of Incorporation, as amended and restated, of National Penn Bancshares, Inc. (Incorporated by reference to Exhibit 3.1 to National Penn’s Report on Form 8-K dated April 21, 2009, as filed on April 24, 2009).

4.3	Bylaws, as amended, of National Penn Bancshares, Inc. (Incorporated by reference to Exhibit 3.1 to National Penn’s Report on Form 8-K dated February 25, 2009, as filed on February 25, 2009.)
4.4
National Penn Bancshares, Inc. Employee Stock Purchase Plan, as amended and restated. (Incorporated by reference to Exhibit 10.2 to National Penn’s Report on Form 8-K dated April 21, 2009, as filed on April 21, 2009).

5	Opinion re: Legality and Consent of H. Anderson Ellsworth, securities counsel to the Registrant.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2	Consent of H. Anderson Ellsworth, securities counsel to the Registrant (included in Exhibit 5).
24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 28th day of May, 2009.

NATIONAL PENN BANCSHARES, INC.
(Registrant)

By:	/s/ Glenn E. Moyer
Glenn E. Moyer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title

/s/ Thomas A. Beaver	Director	May 28, 2009
Thomas A. Beaver

/s/ J. Ralph Borneman, Jr.	Director	May 28, 2009
J. Ralph Borneman Jr.

/s/ Robert L. Byers	Director	May 28, 2009
Robert L. Byers

/s/ Jeffrey P. Feather	Director	May 28, 2009
Jeffrey P. Feather

/s/ Donna D. Holton	Director	May 28, 2009
Donna D. Holton

/s/ Thomas L. Kennedy	Director	May 28, 2009
Thomas L. Kennedy

/s/ Albert H, Kramer	Director	May 28, 2009
Albert H. Kramer

/s/ Patricia L. Langiotti	Director	May 28, 2009
Patricia L. Langiotti

/s/ Christian F. Martin IV	Director	May 28, 2009
Christian F. Martin IV

/s/ Glenn E. Moyer	Director, President and	May 28, 2009
Glenn E. Moyer	Chief Executive Officer
(Principal Executive Officer)

/s/ Natalye Paquin	Director	May 28, 2009
Natalye Paquin

/s/ R. Chadwick Paul, Jr.	Director	May 28, 2009
R. Chadwick Paul, Jr.

/s/ Robert E. Rigg	Director	May 28, 2009
Robert E. Rigg

/s/ C. Robert Roth	Director	May 28, 2009
C. Robert Roth

/s/ Wayne R. Weidner	Director and Chairman	May 28, 2009
Wayne R. Weidner

/s/ Michael R. Reinhard	Group Executive Vice President	May 28, 2009
Michael R. Reinhard	and Chief Financial Officer (Principal Financial Officer)

/s/ Gary L. Rhoads	Executive Vice President and	May 28, 2009
Gary L. Rhoads	Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX
Exhibit

4.1
Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit “A” thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).  (Incorporated by reference to Exhibit 4.1 to National Penn’s Report on Form 8-K, dated August 21, 1999, as filed on August 26, 1999.)

4.2
Articles of Incorporation, as amended and restated, of National Penn Bancshares, Inc. (Incorporated by reference to Exhibit 3.1 to National Penn’s Report on Form 8-K dated April 21, 2009, as filed on April 24, 2009).

4.3	Bylaws, as amended, of National Penn Bancshares, Inc. (Incorporated by reference to Exhibit 3.1 to National Penn’s Report on Form 8-K dated February 25, 2009, as filed on February 25, 2009.)
4.4
National Penn Bancshares, Inc. Employee Stock Purchase Plan, as amended and restated. (Incorporated by reference to Exhibit 10.2 to National Penn’s Report on Form 8-K dated April 21, 2009, as filed on April 21, 2009).

5	Opinion re: Legality and Consent of H. Anderson Ellsworth, securities counsel to the Registrant.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2	Consent of H. Anderson Ellsworth, securities counsel to the Registrant (included in Exhibit 5).
24	Power of Attorney.